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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-72848, 33-79826, 33-92182, 333-59383 and
333-55110) and on Form S-3 (Nos. 333-32587, 333-59391, 333-81583 and 333-55630)
of Newfield Exploration Company of our report dated March 20, 2001, except for
Note 16 as to which the date is September 18, 2001, relating to the consolidated financial statements of Newfield Exploration Company, which appears in this Form 8-K.


/s/  PRICEWATERHOUSECOOPERS LLP

Houston, Texas
October 1, 2001